UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                       -----------------------

          Date of Report (Date of earliest event reported):
                             May 14, 2009


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------   -------------------
   (State or other        (Commission File         (IRS Employer
   jurisdiction of             Number)          Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
      (Address of principal executive               (Zip Code)
                   offices)

                            (412) 433-1121
                    ------------------------------
                   (Registrant's telephone number,
                         including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On May 14, 2009, United States Steel Corporation (the "Corporation") paid all sums outstanding under and thereby terminated its $500 million unsecured Five-Year Term Loan Agreement dated as of June 11, 2007 and its $500 million Three-Year Term Loan Agreement dated as of October 12, 2007 (together, the "Loan Agreements"), both with the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. The Loan Agreements each contained an interest coverage ratio (consolidated EBITDA to consolidated interest expense) covenant of not less than 2:1 and a leverage ratio (consolidated debt to consolidated EBITDA) of not greater than 3.25:1 along with other customary terms and conditions. The Corporation used a portion of the proceeds from the recent sale of its 4.0% Senior Convertible Notes due 2014 to fund the repayment of the Loan Agreements. The Corporation did not incur any early termination penalties in connection with these terminations.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION


By   /s/ Gregory A. Zovko
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     Gregory A. Zovko
     Vice President & Controller


Dated:  May 14, 2009